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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Walker Interactive Systems, Inc. on Form S-3 of our report dated February 4, 1997 appearing in the Annual Report on Form 10-K of Walker Interactive Systems, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
    DELOITTE & TOUCHE LLP


San Francisco, California

December 9, 1997